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PowerNomics Enterprise Corp.
Forecasted Profit / (Loss) Statement
                 Three Years




           Revenue:                Year 1                    Revenue:               Year 2               Revenue:       Year 3
Fish Sales                             292,500 Fish Sales                             4,125,000 Fish Sales             7,350,000
Other                                              - Other                                           - Other
                                       --------------                                    --------------               -----------
     Total Revenue:                292,500             Total Revenue:              4,125,000         Total Revenue:   7,350,000

                             --------------                                    --------------                         -----------
   Cost of Goods Sold:             202,000             Total Expense:              2,270,536         Total Expense:   4,038,176

                             --------------                                    --------------                         -----------
      Gross Profit:                 90,500              Gross Profit:              1,854,464         Gross Profit:    3,311,824
          GP %:                       0.31                  GP %:                       0.45            GP %:              0.45

                             --------------                                    --------------                         -----------
     Total Overhead:             1,174,200             Total Overhead:             1,511,400        Total Overhead:   1,511,400

                             --------------                                    --------------                         -----------
 Total COGS & Overhead:          1,376,200        Total Expense & Overhead:        3,781,936    Total Expense &
                                                                                                    Overhead:         5,549,576
                             --------------                                    --------------                         -----------
         EBITDA:                (1,083,700)                EBITDA:                   343,064           EBITDA:        1,800,424
                             ==============                                    ==============                         ===========

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